EXHIBIT 99.1

Andrew Samuel
President and CEO

NEWS RELEASE
FOR IMMEDIATE RELEASE

Media Contact:
Andrew Samuel
717.724.2800

TOWER BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

April 29, 2009 HARRISBURG, PA- Andrew Samuel, president and CEO of Tower Bancorp, Inc. (NASDAQ: TOBC) announced today that its Board of Directors has declared a quarterly dividend of $0.28 per share of common stock to shareholders of record on May 15, 2009, and payable on May 29, 2009.

"The declaration of this dividend demonstrates our directors' continued commitment to our shareholders," said Samuel. "Tower has a history of providing attractive dividends and we are pleased that despite these unusual economic times our financial condition continues to support this practice. Our capital position continues to be strong and we remain focused on monitoring risks and strengthening our financial performance."

Mr. Samuel also announced that the Board of Directors has approved the adoption of a Dividend Reinvestment and Stock Purchase Plan (DRIP) designed to provide shareholders with a simple method to purchase shares of Tower common stock without paying brokerage fees or service charges.  Under the Plan, shareholders will have the ability to purchase additional shares of common stock by reinvesting all or part of their dividends or making optional cash contributions of as little as $100 and up to $50,000 per calendar quarter. Shares purchased through the Plan from Tower with reinvested cash dividends will be offered at a five percent discount to the market price of Tower shares on the date such shares are purchased. The Plan is expected to be effective in the third quarter of 2009 and will be available to Tower shareholders only.

"We are excited to make this new benefit available to our shareholders," said Mr. Samuel. "The Dividend Reinvestment and Stock Purchase Plan will provide shareholders with a convenient and cost effective way to purchase additional shares in the Company."

This announcement does not constitute an offer to sell nor a solicitation of an offer to buy any of the securities.  Any offering will be made only by a prospectus, which Tower anticipates will be mailed to shareholders in early June 2009 upon effectiveness of a registration statement related to the shares to be offered pursuant to the Dividend Reinvestment and Stock Purchase Plan.

About Tower Bancorp, Inc.

Established to provide the communities it serves with local banking decision-making, Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 25 branch offices in central Pennsylvania and Maryland through two divisions including 9 Graystone Bank division offices serving six counties and 16 Tower Bank division offices serving three counties. With total assets of approximately $1.2 billion, the company's unparalleled competitive advantage is its 300 employees and a strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to every financial need. More information about Tower and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company's business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.'s filings with the Securities and Exchange Commission (SEC).

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